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                   METLIFE INSURANCE COMPANY OF CONNECTICUT

                                    T-MARK
                            METLIFE TARGET MATURITY
                        REGISTERED FIXED ACCOUNT OPTION
                                 FIXED ANNUITY
                      SUPPLEMENT DATED DECEMBER 16, 2011
                    TO THE PROSPECTUS DATED APRIL 28, 2011

                 METLIFE RETIREMENT ACCOUNT LIQUIDITY BENEFIT
                      SUPPLEMENT DATED DECEMBER 16, 2011
                    TO THE PROSPECTUS DATED APRIL 29, 2011

The Company filed a Form 8-K on December 9, 2011 via EDGAR File No. 033-03094. The Form 8-K is incorporated by reference into the Prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

This supplement should be read in its entirety and kept together with your prospectus for future reference. Please contact us at the following telephone numbers, if you have any questions:

        T-Mark                                        -   1-800-343-8496
        MetLife Target Maturity                       -   1-800-343-8496
        Registered Fixed Account Option               -   1-800-842-9406
        Fixed Annuity                                 -   1-800-842-9406
        MetLife Retirement Account Liquidity Benefit  -   1-800-842-9406

Certain terms used in this supplement have special meanings. If a term is not defined in this supplement, it has the meaning given to it in the Prospectus.

Books 27, 28, 29, 74 and 144                               December 16, 2011